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                                 EXHIBIT 23(I)

                      Consent of Independent Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
MML Bay State Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No. 5 to the registration statement on Form S-2 File (No. 33-79750) of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices differ from generally accepted accounting principles, dated February 25, 1999 on our audits of the statutory financial statements of MML Bay State Life Insurance Company. We also consent to the references to our firm under the caption "Experts" and "Selected Historical Financial Data".

PricewaterhouseCoopers LLP

Springfield, Massachusetts
March 25, 1999

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